UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Definitive Material Agreement

As previously reported, on February 7, 2020, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Holders”). On April 16, 2020, the Company issued to the Investors, pursuant to Purchase Agreement (i) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 3,300,066 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial exercise price of $5.3976 and (ii) Series B Warrants (the “Series B Warrants”) to purchase up to an aggregate of 2,247,726 shares of Common Stock at an exercise price of $0.0001, which number of shares of Common Stock underlying the Series B Warrants were subject to reset as set forth in the Series B Warrants.

Warrant Exercise and Omnibus Amendment Agreements

On August 3, 2020, the Company entered into Warrant Exercise and Omnibus Amendment Agreements (the “Exercise Agreements”) with the Holders. Pursuant to the Exercise Agreements, in order to induce the Holders to exercise the Series A Warrants for cash, pursuant to the terms of the Series A Warrants, the Company agreed to reduce the exercise price of the Series A Warrants from $5.3976 to $3.19 per share (the at-the-market price of the Common Stock at the time of execution under the rules of the Nasdaq Stock Market). The Holders and the Company agreed that the Holders will, subject to beneficial ownership limitations contained in the Series A Warrants, exercise all of their Series A Warrants with respect to an aggregate of 3,300,066 shares of Common Stock, all of the shares of Common Stock underlying such Series A Warrants (the “Warrant Shares”). The Company expects to receive aggregate gross proceeds before expenses of approximately $10.5 million from the exercise of all of the Series A Warrants by the Holders.

Pursuant to the Exercise Agreements, each Holder has agreed, until the date that no Series A Warrants are held by such Holder (i) not to purchase (including through the exercise of any other warrants) any shares of Common Stock, other than pursuant to exercises of the Series A Warrants and (ii) not to transfer any Series A Warrants other than to transferees who assume the obligations under the Exercise Agreements.

The Warrant Shares were registered for resale pursuant to a registration statement on Form S-3 (File No. 333-237795), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 22, 2020, which became effective on July 15, 2020, and the related prospectus supplement dated July 15, 2020.

In addition, the Exercise Agreements also provide for the issuance to the Holders, Series C Warrants (the “Series C Warrants”) to purchase 3.4331 shares of Common Stock (the “Series C Warrant Shares”) for each share of Common Stock issued upon such exercise of the Series A Warrants pursuant to the Exercise Agreements or an aggregate of 11,329,436 Series C Warrants. The terms of the Series C Warrants will be substantially similar to those of the Series A Warrants, except that the Series C Warrants will have an exercise price of $3.19, do not contain subsequent issuance price protection, will not be exercisable until the date that is six months from the date of issuance of each Series C Warrant and will expire on October 16, 2025.

Chardan acted as exclusive financial advisor to the Company in this transaction and will receive cash fees of 7% of the gross proceeds from the exercises of the Series A Warrants.

Amendment to Series B Warrants

The Exercise Agreements provide for the amendment to each Holder’s Series B Warrants to (i) remove the provisions providing for the reset of the number of shares of Common Stock underlying the Series B Warrants and (ii) set the aggregate number of shares of Common Stock underlying all of the Series B Warrants at 4,532,526, which results from an increase of 2,284,800 shares pursuant to the terms of the Exercise Agreements. Prior to the date of the Exercise Agreements, only 23,863 shares of the 2,247,726 shares initially underlying the Series B Warrants at their issuance remained exercisable.

Subsequent Equity Sales

Pursuant to the Exercise Agreements, the Company and the Holders agreed to amend the Purchase Agreement to remove provisions relating to the Company’s ability to effect any Subsequent Placements (as defined below).

The Exercise Agreements provide that, subject to certain exceptions, for a period ending on the earlier of (i) November 4, 2020 and (ii) the trading day following the day that the daily volume weighted average price of the Common Stock over five consecutive trading days exceeds $8.00 per share (the “Trigger Date”), neither the Company nor any of its subsidiaries will file any registration statement or any amendment or supplement thereto, or cause any registration statement to be declared effective by the SEC, or grant any registration rights to any person that can be exercised prior to the Trigger Date, other than to register the Series C Warrant Shares for resale. In addition, pursuant to the Exercise Agreements, the Company has agreed, until after the Trigger Date, not to (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ debt, equity or equity equivalent securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (ii) enter into, or effect a transaction under, any agreement whereby the Company may issue securities at a future determined price or (iii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

Variable Rate Transactions

Pursuant to the Exercise Agreements, the Company and the Holders agreed to amend the Purchase Agreement to remove provisions relating to the Company’s ability to effect a Variable Rate Transaction (as defined in the Exercise Agreements). The Exercise Agreements provides that until August 6, 2021, the Company and its subsidiaries, subject to certain exceptions set forth in the Exercise Agreements, are prohibited from entering until any Subsequent Placement involving a Variable Rate Transaction.

The description of terms and conditions of the Series C Warrants and the Exercise Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Series C Warrant and the form of Exercise Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Series A Warrants, the Series B Warrants and the Series C Warrants set forth under Item 1.01 is incorporated herein by reference.

The Company will issue the Series B Warrants, the Series C Warrants and the shares of Common Stock underlying the Series A Warrants, the Series B Warrants and the Series C Warrants to the Holders in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by the Holders, including the representations with respect to each Holder’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and each Holder’s investment intent.

Item 7.01 Regulation FD Disclosure.

On August 4, 2020, the Company issued a press release in connection with the Exercise Agreements. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

On August 4, 2020, the Company issued a press release in connection with its letter of intent with New Life (as defined below). The press release is attached hereto as Exhibit 99.2 and incorporated by reference in this Item 7.01.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On August 4, 2020, the Company executed a letter of intent to negotiate an agreement to license its SON-081 and SON-080 assets, both low-dose formulations of Interleukin 6, for diabetic peripheral neuropathy and chemotherapy-induced peripheral neuropathy to New Life Therapeutics Pte. Ltd. (“New Life”) of Singapore. The licensed territory would include the ASEAN countries of Singapore, Malaysia, Indonesia, Thailand, The Philippines, Cambodia, Brunei, Vietnam, Myanmar and Lao PDR.

The transaction is subject to execution of a definitive agreement to be negotiated between the Company and New Life. The Company received a $500,000 non-refundable payment upon execution of the letter of intent from New Life. The letter of intent outlines an agreement that could to the Company total up to $40 million in milestone payments and a royalty of 30% on commercial sales. The letter of intent is non-binding and there is no assurance that the Company will be able to execute a definitive agreement with New Life on the terms set forth in the letter of intent or at all.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	Form of Series C Warrant
10.1	Form of Warrant Exercise and Omnibus Amendment Agreement, dated as of August 3, 2020, by and between Sonnet BioTherapeutics Holdings, Inc. and the Holders.
99.1	Press release issued by Sonnet BioTherapeutics Holdings, Inc. dated August 4, 2020
99.2	Press release issued by Sonnet BioTherapeutics Holdings, Inc. dated August 4, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: August 4, 2020	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer